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Consent of Independent Registered Public Accounting Firm

The Board of Directors
Associated Banc-Corp:

We consent to the incorporation by reference in the registration statement (Nos. 2-77435, 2-99096, 33-16952, 33-24822, 33-55560, 33-54658, 33-63545, 33-67436, 33-86790, 333-46467, 333-74307, 333-121012, 333-121011, 333-121010, 333-120711, 333-120713, 333-120714, 333-120710, 333-166392, 333-188233, 333-208104, 333-217689, 333-223099, and 333-238552) on Form S-8, (Nos. 2-98922, 33-28081, 33-63557, 33-67434, 333-202836, 333-208103, and 333-224096) on Form S-3 and (Nos. 333-195049 and 333-220067) on Form S-4 of Associated Banc-Corp of our reports dated February 9, 2021, with respect to the consolidated balance sheets of Associated Banc-Corp as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Associated Banc-Corp. Our report on the consolidated financial statements refers to a change in the method of accounting for recognition and measurement of credit losses as of January 1, 2020 due the adoption of ASC Topic 326, *Financial Instruments – Credit Losses.*

KPMG LLP

Chicago, Illinois
February 9, 2021